SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                               PLASMA-THERM, INC.
                (Name of Registrant as Specified in Its Charter)

                               PLASMA-THERM, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                               PLASMA-THERM, INC.

                             10050 16TH STREET NORTH
                   ST. PETERSBURG, FLORIDA 33716 /bullet/ USA

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 11, 1999

                                 ---------------

        Notice is hereby given that the Annual Meeting of Shareholders of PLASMA-THERM, INC. (the "Company") will be held at the offices of the Company, 10050 16th Street North, St. Petersburg, Florida, on Tuesday, May 11, 1999 at 10:00 A.M., local time, for the following purposes:

        1. To approve an amendment to the Company's Articles of Incorporation and Bylaws to provide for the classification of the Board of Directors into three classes and to establish procedures for filling vacancies on the Board of Directors.

        2. To elect four persons to serve as Directors of the Company.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record as of the close of business on Wednesday, March 3, 1999, are entitled to notice of and to vote at this Annual Meeting and any adjournment or postponement thereof.

        You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. You may revoke your proxy at any time before it is voted at the meeting by giving written notice to the secretary of the Company, by delivering to the secretary of the Company a duly executed proxy bearing a later date or by appearing at the meeting and voting by written ballot in person.

                                             By Order of the Board of Directors

March 29, 1999                               STACY L. WAGNER
                                             Secretary

--------------------------------------------------------------------------------
Shareholders who do not expect to attend the meeting in person are urged to complete, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

                               PLASMA-THERM, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

        This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Plasma-Therm, Inc., a Florida corporation (the "Company"), for the Annual Meeting of Shareholders (the "Annual Meeting") to be held Tuesday, May 11, 1999 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters located at 10050 16th Street North, St. Petersburg, Florida 33716. The telephone number at that address is
(727) 577-4999. This Proxy Statement and the Company's Annual Report on Form 10-K for the period ended November 30, 1998 are first being mailed to shareholders entitled to vote at the Annual Meeting on or about March 29, 1999.

        Shareholders of record as of March 3, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,220,061 shares of the Common Stock outstanding and entitled to vote. There is no other class of voting securities outstanding. Each outstanding share of Common Stock, $.01 par value (the "Common Stock") is entitled to one vote on all matters submitted to a vote of shareholders. Votes may not be cumulated in the election of directors. The presence, in person or by proxy, at the Meeting of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum for purposes of the Meeting.

        If the proxy card accompanying this Proxy Statement is properly executed, dated and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted "FOR" each of the Proposals listed in the Notice of Annual Meeting of Shareholders and described more fully in this Proxy Statement. Any proxy given may, however, be revoked by the shareholder executing it at any time before it is voted by giving written notice to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by appearing at the Meeting and voting by written ballot in person. The presence of a shareholder at the Annual Meeting will not operate to revoke his proxy.

        The holders of a proxy are authorized to vote the shares of Common Stock represented thereby in their discretion upon such other business as may properly come before the Annual Meeting or any adjornments or postponement thereof. This would include any shareholder proposal omitted from this Proxy Statement and the accompanying form of proxy pursuant to sec rule 14a-8 of the Securities Exchange Act of 1934, as amended, which allows the Company to exclude certain shareholder proposals from this Proxy Statement.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

         The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview or telephone and, in addition, directors, officers and employees of the Company may solicit proxies by such methods without additional remuneration. In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock.

        The Board of Directors has engaged Corporate Investor Communications, Inc. ("CIC") to solicit proxies on behalf of the Board. CIC will develop a communications strategy, perform the broker search, distribute proxy materials and solicit voted proxies from all banks, brokers, nominees and intermediaries in accordance with applicable governmental regulations. The anticipated cost of the proxy solicitation is $25,000 and will be paid by the Company.

                                   PROPOSAL 1

                      CLASSIFICATION OF BOARD OF DIRECTORS


        The Board of Directors has unanimously approved a resolution to amend the Company's Articles of Incorporation and Bylaws to provide for the classification of the Board of Directors into three classes and to establish procedures for filling vacancies on the Board. At the Annual Meeting, shareholders will vote on the amendment. The proposed amendment to the Company's Articles of Incorporation is attached as Exhibit 1. The statements made in this Proxy Statement with respect to this amendment to the Articles of Incorporation should be read in conjunction with and are qualified in their entirety by reference to Exhibit 1. If Proposal 1 is adopted, corresponding changes will be made to the Company's Bylaws.

        THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF PROPOSAL 1 IS IN THE BEST INTERESTS OF THE COMPANY AND URGES EACH SHAREHOLDER TO VOTE "FOR" PROPOSAL 1. EXECUTED AND UNMARKED PROXIES WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF PROPOSAL 1.

        If Proposal 1 is adopted, the Articles of Incorporation would be amended to provide for a classified Board of Directors into three separate classes of directors, as nearly equal in number as possible, with each class serving a three-year term (except initially) and until their successors are duly elected and qualified and with each class being elected at different annual shareholder meetings. To classify the Board following the adoption of Proposal 1, Class I would consist of one director to hold office for a term expiring at the 2000 Annual Meeting, Class II would consist of two directors to hold office for a term expiring at the 2001 Annual Meeting, and Class III would consist of one director to hold office for a term expiring at the 2002 Annual Meeting. At each Annual Meeting after 1999, directors would be elected to succeed those whose terms then expire and each newly elected director will be elected for a three-year term. The proposed Amendment would replace the prior system of electing all of the directors annually for one-year terms.

        The effect of a classified Board of Directors may be circumvented by increasing or decreasing the size of the Board. At present, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a majority of the remaining members of the Board, although less than a quorum and, if not so filled, by a majority of the shareholders. New directors selected to fill vacancies serve as a director until a successor is elected by the shareholders at the next annual meeting at which directors are elected.

        To avoid circumventing the effect of a classified Board, Proposal 1 provides that the size of the Board may be fixed solely by action of the Board itself, and that any vacancies in the Board of Directors be filled by a majority vote of the remaining directors then in office, even though less than a quorum. If the number of directors constituting the Board is increased or decreased, the resulting number of directors will be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened.

        Under the Florida law, the term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Accordingly, in the event that shareholders approve Proposal 1, persons appointed by the Board to fill vacancies will stand for reelection at the next annual meeting of shareholders; however, each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred.

        As a result of directors serving for longer terms that expire at different times, the Board of Directors believes that a classified Board will promote continuity of management and, thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its shareholders. Proposal 1, however, has certain anti-takeover effects. See "Anti-Takeover Effects" below.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of holders of at least 66-2/3% of the outstanding Common Stock is required to approve Proposal 1. If approved, the Company will file Articles of Amendment to the Company's Articles of Incorporation with the Secretary of State of Florida. Upon acceptance of that filing, the amendment to the Articles of Incorporation would become effective. Thereafter, the Board of Directors will adopt conforming amendments to the Bylaws.

ANTI-TAKEOVER EFFECTS

        The Board of Directors has evaluated the potential vulnerability of the Company's shareholders to the threat of unfair or coercive takeover tactics. The Board believes that adoption of Proposal 1 will deter unsolicited takeover attempts by preventing a hostile acquiror from obtaining immediate control of the Board. If the Company's Board is classified, a majority shareholder could not obtain control of the Board until the second annual shareholders' meeting after it acquired a majority of the voting stock. Currently, only one annual meeting is necessary to change the majority of the directors.

        Proposal 1 is not in response to any effort, of which the Company is aware, to accumulate the Common Stock or to obtain control of the Company. Rather, the Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; and (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits.

        By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can consider the underlying and long-term value of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders. Thus, the Board of Directors believes that Proposal 1 is in the best interests of the Company and its shareholders and recommends that the shareholders approve Proposal 1.

        Despite the potential benefits of Proposal 1, it may also have the effect of delaying or discouraging a merger, tender offer or an unsolicited change in control of the Company. As a result of Proposal 1, shareholders who might wish to participate in a tender offer may not have an opportunity to do so, even though a majority of the shareholders may deem such a transaction to be in their best interests or shareholders may receive in a tender offer a substantial premium for their shares over the then current market value or over their cost basis in such shares. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

        Shareholders should also be aware that the classified board provisions are applicable to every election of directors, rather than only in an election occurring after a change in control of the Company. Thus, if adopted, Proposal 1 will make it more difficult to change the majority of Directors even when the only reason for the change may be the performance of the present Directors.

        The Company's Articles of Incorporation and Bylaws currently contain other provisions having anti-takeover effects. These include super-majority voting provisions to amend the Articles of Incorporation, the inability of shareholders to take action by written consent without a meeting, and the requirement that directors can only be removed "for cause." In addition, the Company is subject to several anti-takeover provisions under Florida law that apply to public corporations organized under Florida law unless the corporation has elected to opt out of those provisions. The Company has not elected to opt out of these provisions. These provisions prohibit the voting of shares of the Common Stock that are acquired in certain "control share acquisitions" unless the Company's board of directors or shareholders approve the acquisition. In addition, these provisions prohibit the Company from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" except in certain circumstances.

                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

        The four persons listed below have been nominated by the Board of Directors to serve as directors of the Company. Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding shares of Common Stock will be elected. Abstentions, broker non-votes and withheld votes are not counted in determining the number of votes cast for any nominee for director.

        If the Amendment to the Articles of Incorporation to provide for a classified Board of Directors (see "Proposal 1") is adopted, the Board of Directors will be divided into three classes of directors, serving staggered three-year terms of one, two and three years, respectively. This Meeting will be the first election of directors after the amendment which created the classified Board of Directors. Accordingly, if Proposal 1 is adopted, Mr. Gianoplus will be elected for a term expiring at the Company's 2000 Annual Meeting, Messrs. Heglin and Jastrzebski for terms expiring at the Company's 2001 Annual Meeting, and Mr. Deferrari for a term expiring at the Company's 2002 Annual Meeting; in each case, until their successors are duly elected and qualified. At each Annual Meeting after 1999, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term.

        If Proposal 1 is not approved, all of the directors elected at the Meeting will serve one-year terms until the 2000 Annual Meeting and until their successors are duly elected and qualified.

        It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

        The following information is set forth with respect to the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                       TERM WILL EXPIRE
                                         DIRECTOR     (IF PROPOSAL 1 IS

           NAME                 AGE       SINCE            ADOPTED)

           ----                 ---      ---------     ----------------

Ronald H. Deferrari...........   58       1975               2002
Anastasios S. Gianoplus.......   68       1989               2000
Richard T. Heglin.............   62       1997               2001
Lubek Jastrzebski.............   50       1996               2001

Ronald H. Deferrari........... Founder and Chairman of the Board of Directors
                               since 1975; President of the Company from 1975 to 1995; Chief Executive Officer, Chief Financial Officer and Treasurer until October 1998.

Anastasios S. Gianoplus....... President of Open Retail Systems, Inc., a
                               supplier of software systems and services to the retail industry, since July 1995. From August 1988 to June 1995, Mr. Gianoplus served as Executive Vice President of Compex Corporation, a provider of computer systems and services to government and industry.

Richard T. Heglin............. President of Leybold Semiconductor Vacuum
                               Systems, a Division of Leybold Vakuum
                               GMBH of Cologne, Germany. During calendar year 1998, Mr. Heglin was also President of Balzers and Leybold Taiwan, located in Hsinchu, R.O.C., and has been with the company for more than five years.

Lubek Jastrzebski............. Vice President and founder of Semiconductor
                               Diagnostics Inc. (SDI) of Tampa, a provider of sophisticated contamination monitoring equipment to the integrated circuit (IC) industry, for more than 10 years.

VOTE REQUIRED FOR APPROVAL

        Nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock in person or by proxy at the Meeting shall be elected. Abstentions, broker non-votes and withheld votes are not counted in determining the number of votes cast for any nominee for director.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 3, 1999 by each person known to the Company to own beneficially more than five percent of the Company's Common Stock, each director, each nominee for election as a director, each executive officer, and all executive officers and directors as a group.

                                                    AMOUNT        PERCENT
                                                 BENEFICIALLY        OF
         NAME OF BENEFICIAL OWNER                  OWNED (1)        CLASS
         ------------------------                ------------     --------

Ronald H. Deferrari (2) .........................  2,038,300        18.17%

Anastasios S. Gianoplus (3) .....................     40,000           *

Richard T. Heglin (4) ...........................      6,000           *

Lubek Jastrzebski (5) ...........................     40,000           *

Ronald S. Deferrari (6) .........................    531,892         4.53%

Edmond A. Richards (7) ..........................    146,000         1.29%

Stacy L. Wagner (8) .............................    128,000         1.13%

Jay N. Sasserath (9) ............................    100,000          *

W. Nicholas Goetz ...............................      -0-            *

All directors and executive officers as a group

(9 persons)...................................... (3,030,192)       24.97%

-----------------------
*Less than one percent.                        SEE FOOTNOTES ON FOLLOWING PAGE.

                                          FOOTNOTES CONTINUED ON FOLLOWING PAGE.

FOOTNOTES:

(1) The named shareholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2) The number of shares reflected includes (i) 500,000 shares owned by the Ronald H. Deferrari Revocable Trust U/T/A 8/9/97 for which Ronald H. Deferrari is the sole trustee; (ii) 390,000 shares held by the R & C Deferrari Family Limited Partnership (the "R&C Deferrari FLP"), the general partner of which is R & C Management, Inc.; (iii) 390,000 shares held by the R & S Deferrari Family Limited Partnership (the "R&S Deferrari FLP"), the general partner of which is R & S Management, Inc.; and (iv) 320,000 shares held by the R & D Deferrari Family Limited Partnership (the "R&D Deferrari FLP"), the general partner of which is R & D Management, Inc. Ronald H. Deferrari is the sole limited partner and is the sole officer, director and shareholder of the general partners of the R&C Deferrari FLP, the R&S Deferrari FLP and the R&D Deferrari FLP, and has sole voting and dispositive power over the shares owned thereby. Ronald H. Deferrari is the founder of the Company. His address is 10050 16th Street North, St. Petersburg, Florida 33716. Ronald H. Deferrari is the father of Ronald S. Deferrari.

(3) The number of shares reflected includes 20,000, 5,000, 5,000 and 5,000 shares which Mr. Gianoplus has the right to acquire pursuant to currently exercisable stock options at exercise prices of $4.12, $3.60, $6.97, and $6.19 per share, respectively. The number of shares reflected does not include 5,000 shares which Mr. Gianoplus has the right to acquire pursuant to a stock option exercisable after June 30, 1999, at an exercise price of $3.75 per share.

(4) The number of shares reflected includes 5,000 shares which Mr. Heglin has the right to acquire pursuant to currently exercisable stock options at a price of $6.19 per share.

(5) The number of shares reflected includes 5,000, 20,000, 5,000, 5,000 and 5,000 shares which Dr. Jastrzebski has the right to acquire pursuant to currently exercisable stock options at exercise prices of $3.87, $4.12, $3.60, $6.97, and $6.19 per share, respectively. The number of shares reflected does not include 5,000 shares which Dr. Jastrzebski has the right to acquire pursuant to a stock option exercisable after June 30, 1999, at an exercise price of $3.75 per share.

(6) The number of shares reflected includes 110,000, 150,000, 125,000 and 125,000 shares which Mr. Deferrari has the right to acquire pursuant to currently exercisable stock options at exercise prices of $3.87, $4.12, $6.97 and $6.19 per share, respectively. The number of shares reflected does not include 50,000 shares which Mr. Deferrari has the right to acquire pursuant to a stock option exercisable after July 8, 1999, at an exercise price of $4.75 per share. Ronald S. Deferrari is the son of Ronald H. Deferrari.

(7) The number of shares reflected includes 50,000, 30,000 and 50,000 shares which Mr. Richards has the right to acquire pursuant to currently exercisable stock options at exercise prices of $4.12, $6.97 and $6.19 per share, respectively. The number of shares reflected does not include 15,000 shares which Mr. Richards has the right to acquire pursuant to a stock option exercisable after July 8, 1999, at an exercise price of $4.75 per share.

(8) The number of shares reflected includes 50,000, 10,000, 15,000, 10,000, and 10,000 shares which Ms. Wagner has the right to acquire pursuant to currently exercisable stock options at exercise prices of $3.87, $5.25, $4.12, $6.97, and $6.19 per share, respectively. The number of shares reflected does not include 15,000 shares which Ms. Wagner has the right to acquire pursuant to a stock option exercisable after July 8, 1999, at an exercise price of $4.75 per share.

(9) The number of shares reflected includes 50,000 and 50,000 shares which Dr. Sasserath has the right to acquire pursuant to currently exercisable stock options at exercise prices of $6.97 and $6.19 per share, respectively. The number of shares reflected does not include 7,500 shares which Dr. Sasserath has the right to acquire pursuant to a stock option exercise after July 8, 1999, at an exercise price of $4.75 per share.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        During fiscal year ended November 30, 1998, the Company's directors and executive officers and each person who beneficially owns more than 10% of the Common Stock filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company held by them.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides certain summary information concerning compensation for the last three fiscal years paid or accrued by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who earned more than $100,000 (determined as of November 30, 1998):

                           SUMMARY COMPENSATION TABLE


                                        ANNUAL COMPENSATION                 LONG TERM COMPENSATION

                                 --------------------------------------------------------------------
                                                                            AWARDS           PAYOUTS

                                                                     ----------------------  -------
                                                          OTHER      RESTRICTED                             ALL
                                                          ANNUAL       STOCK       OPTIONS/    LTIP        OTHER
NAME AND PRINCIPAL      FISCAL   SALARY       BONUS    COMPENSATION   AWARD(S)      SARS      PAYOUTS    COMPENSATION
     POSITION           YEAR       ($)       ($)(1)      ($)(2)         ($)         (#)        ($)        ($)
--------------------    -----    --------    --------   ---------    ----------   --------    -------    -------------
Ronald H.               1998     $150,000    $100,000    $33,296        ___          ___       ___        ___
Deferrari (3)           1997     $150,000    $100,000    $33,454        ___          ___       ___        ___
Chairman of the         1996     $150,000    $99,357     $36,306        ___          ___       ___        ___
Board and former
Chief Executive
Officer, Chief
Financial Officer
and Treasurer
(until 10/1/98)

Ronald S.               1998     $160,000    $199,529    $35,363        ___        125,000     ___        ___
Deferrari (4)           1997     $160,000    $250,000    $18,968        ___        275,000     ___        ___
President and           1996     $160,000    $150,000     $8,334        ___        150,000     ___        ___
Chief Executive
Officer (CEO as of
10/1/98)

Edmond A. Richards (5)  1998     $146,772    $19,953         ___        ___         50,000     ___        ___
Vice President of       1997     $146,772    $25,201         ___        ___         80,000     ___        ___
Engineering             1996     $144,779     $3,671      $3,240        ___         18,000     ___        ___

Stacy L. Wagner (6)     1998     $91,290     $39,906      $9,300        ___         10,000     ___        ___
Chief Financial         1997     $76,370     $50,400         ___        ___         25,000     ___        ___
Officer, Treasurer      1996     $63,545     $24,791         ___        ___         70,000     ___        ___
and Corporate
Secretary (as of
10/1/98)

Jay N. Sasserath (7)    1998     $112,800    $19,953      $7,200        ___         50,000     ___        ___
Vice President of       1997         ___         ___         ___        ___            ___     ___        ___
Strategic Marketing


-------------------
(1) Reflects bonuses based on fiscal year net income. Bonuses are paid quarterly based on quarterly net income before bonuses, for the first three fiscal quarters, and are reconciled for the full fiscal year after the fiscal year end. The bonuses are subject to certain limitations, which vary among the individuals.

(2)     Automobile allowance.


(3) In May 1994, the Company entered into an employment agreement with Ronald H. Deferrari for a term of three years. The agreement was amended in June 1995, and in January 1997, the Board of Directors resolved to permit Mr. Deferrari's employment agreement to renew automatically, in accordance with its terms, for an additional three-year term. Under Mr. Deferrari's current agreement, he receives $150,000 in base salary per year and a bonus equal to 3% of the Company's fiscal year net earnings, such bonus not to exceed $100,000 annually, and reimbursement for payments related to the lease or purchase of two automobiles. Upon termination of the agreement, including termination upon death or disability, Mr. Deferrari is entitled to receive the full compensation provided thereunder for the remainder of the term of the agreement, unless the termination is made by the Company based upon reasonable cause as defined in the agreement, in which case the compensation shall continue for one year from the notice of termination. Mr. Deferrari is entitled to terminate the agreement in the event of a change in control of the Company, in which case Mr. Deferrari also will be entitled to receive the full compensation provided thereunder for the remainder of the agreement term. Ronald H. Deferrari is the father of Ronald S. Deferrari.

(4) In May 1994, the Company entered into an employment agreement with Ronald S. Deferrari for a term of three years. Under the agreement, Mr. Deferrari is entitled to a base salary of $136,000 per year, an annual bonus equal to 5% of the Company's fiscal year net earnings, such bonus not to exceed $150,000, and reimbursement for car-related expenses. In June 1995, the agreement was amended to reflect an increase in Mr. Deferrari's base salary to $160,000 per year, and reimbursement for payments related to the lease or purchase of two automobiles. In January 1997, the Board of Directors resolved to provide Mr. Deferrari with a new employment agreement for a three-year term. The new agreement reflects Mr. Deferrari's promotion from Executive Vice President to President, a base salary of $160,000 per year, an annual bonus equal to 5% of the Company's fiscal year net earnings, such bonus not to exceed $250,000, and reimbursement for payments related to the lease or purchase of two automobiles. If the agreement is terminated due to death or disability, Mr. Deferrari is entitled to receive full compensation for the then remaining term of the agreement. If the agreement is terminated by the Company with cause or by Mr. Deferrari without cause, Mr. Deferrari is entitled to receive a severance package of six months salary and benefits (the "severance package") as set forth in the agreement. If the agreement is terminated by the Company without cause, Mr. Deferrari is entitled to receive full compensation for the then remaining term of the agreement as well as the severance package. In the event of a change in control or change in the Board of Directors of the Company (as those terms are defined in the agreement), (a) the term of the agreement will be extended, to the extent necessary, so that there are 18 months remaining in the term from the time of the change in control or change in the Board of Directors; and (b) Mr. Deferrari commits to continue to perform his duties under the agreement for 18 months after the time of the change in control or change in the Board of Directors after which he may terminate the agreement without a loss or benefits, as if the Company had terminated the agreement without cause, except that if Mr. Deferrari terminates the agreement in the event of a change in control or if the Company terminates the agreement subsequent to a change in control, Mr. Deferrari is entitled to receive at least 12 months of salary and benefits. In October 1998, the agreement was amended to reflect Mr. Deferrari's promotion to Chief Executive Officer. Additionally, under the amended agreement, the Board of Directors resolved to remove the annual bonus compensation cap of $250,000. In addition, in the event of a change in control, (a) all stock options granted to Mr. Deferrari under the Company's 1995 Stock Incentive Plan (the "Plan") shall immediately become fully vested and exercisable; and
        (b) in the event of a change in control, the Stock Option Committee may accelerate the termination of Mr. Deferrari's stock options granted under the Plan to a date no earlier than six months following the date of a change in control. Ronald S. Deferrari is the son of Ronald H. Deferrari.

(5) The Company entered into an employment agreement with Mr. Richards for a three-year term, commencing as of January 22, 1997. Under the agreement, Mr. Richards is entitled to receive $146,772 per year in base salary and an annual bonus equal to 0.5% of the Company's fiscal year net earnings, such bonus not to exceed $50,000. If the agreement is terminated due to death or disability or by the Company without cause, Mr. Richards is entitled to receive full compensation for the then remaining term of the agreement. In the event of a change in control (as that term is defined in the agreement), (a) the term of the agreement will be extended, to the extent necessary, so that there are 18 months remaining in the term from the time of the change in control; and (b) Mr. Richards commits to continue to perform his duties under the agreement for 18 months after the time of the change in control after which he may terminate the agreement without a loss of benefits, as if the Company had terminated the agreement without cause. On October 1, 1998, the agreement was amended, to address the vesting of options granted under the Plan upon a change in control. In the event of a change in control, (a) all stock options granted to Mr. Richards under the Plan shall immediately become fully vested and exercisable; and (b) in the event of a change in control, the Stock Option Committee may accelerate the termination of Mr. Richard's stock options granted under the Plan to a date no earlier than six months following the date of a change in control.

(6) The Company entered into an employment agreement with Stacy L. Wagner for a three-year term, commencing as of January 22, 1997. If the agreement is terminated due to death or disability or by the Company without cause, Ms. Wagner is entitled to receive full compensation for the then remaining term of the agreement. In addition, in the event of a change in control (as that term is defined in the agreement), (a) the term of the agreement will be extended, to the extent necessary, so that there are 12 months remaining in the term from the time of the change in control; and (b) Ms. Wagner commits to continue to perform her duties under the agreement for 12 months after the time of the change in control after which she may terminate the agreement without a loss of benefits, as if the Company had terminated the agreement without cause. The agreement was amended, effective August 19, 1997 to reflect Ms. Wagner's promotion from Vice President of Finance and Controller to Vice President of Finance and Administration. In addition, Ms. Wagner is entitled to receive a base salary of $85,000 per year, and an annual bonus equal to 1% of the Company's fiscal year net earnings, such bonus not to exceed $100,000, plus a monthly car allowance of $600. On October 1, 1998, the agreement was amended, to reflect Ms. Wagner's promotion to Chief Financial Officer, Treasurer and Secretary. Under the amended agreement, Ms. Wagner is entitled to receive $100,000 per year in base salary. Additionally, in the event of a change in control, (a) all stock options granted to Ms. Wagner under the Plan shall immediately become fully vested and exercisable; and (b) in the event of a change in control, the Stock Option Committee may accelerate the termination of Ms. Wagner's stock options granted under the Plan to a date no earlier than six months following the date of a change in control.

(7) The Company entered into an employment agreement with Jay N. Sasserath for a three-year term, commencing as of October 1, 1998. Under the agreement, Dr. Sasserath is entitled to receive $112,800 per year in base salary and an annual bonus equal to 0.5% of the Company's fiscal year net earnings, such bonus not to exceed $50,000, plus a monthly car allowance of $600. If the agreement is terminated due to death or disability or by the Company without cause, Dr. Sasserath is entitled to receive full compensation for the then remaining term of the agreement. In the event of a change in control (as that term is defined in the agreement), (a) the term of the agreement will be extended, to the extent necessary, so that there are 12 months remaining in the term from the time of the change in control; (b) Dr. Sasserath commits to continue to perform his duties under the agreement for 12 months after the time of the change in control after which he may terminate the agreement without a loss of benefits, as if the Company had terminated the agreement without cause; (c) all stock options granted to Dr. Sasserath under the Plan shall immediately become fully vested and exercisable; and (d) in the event of a change in control, the Stock Option Committee may accelerate the termination of Dr.

        Sasserath's stock options granted under the Plan to a date no earlier than six months following the date of a change in control.

        The following table provides certain information regarding the stock options granted during fiscal 1998 to the executive officers named in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                               POTENTIAL REALIZABLE
                                      PERCENT OF                                 VALUE AT ASSUMED
                        NUMBER OF       TOTAL                                  ANNUAL RATES OF STOCK
                         SHARES      OPTIONS/SARS    EXERCISE                  PRICE APPRECIATION FOR
                       UNDERLYING     GRANTED TO        OR                          OPTION TERM
                      OPTIONS/SARS   EMPLOYEES IN   BASE PRICE  EXPIRATION     -----------------------
         NAME           GRANTED       FISCAL YEAR     ($/SH)       DATE            5%           10%
         ----          ---------      -----------     ------       ----        --------      ---------
Ronald H. Deferrari           --            --           --          --            --            --
Ronald S. Deferrari      125,000          29.0%       $6.19       01/13/01      $121,962      $256,111
Edmond A. Richards        50,000          11.6%       $6.19       01/13/01      $ 48,785      $102,445
Stacy L. Wagner           10,000           2.3%       $6.19       01/13/01      $  9,757      $ 20,489
Jay N. Sasserath          50,000          11.6%       $6.19       01/13/01      $ 48,785      $102,445
W. Nicholas Goetz         20,000           4.6%       $6.19       01/13/01      $ 19,514      $ 40,978

        The following table sets forth information with respect to grants of stock options during fiscal 1998 to the executive officers named in the Summary Compensation Table.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                         VALUE OF
                                                                                         UNEXERCISED
                                                       NUMBER OF                         IN-THE-MONEY
                           SHARES                     UNEXERCISED                       OPTIONS/SARS AT
                          ACQUIRED     VALUE         OPTIONS/SARS                         FY-END ($)*
                             ON      REALIZED        AT FY-END (#)               --------------------------
         NAME             EXERCISE      ($)    EXERCISABLE  UNEXERCISABLE        EXERCISABLE  UNEXERCISABLE
         ----             --------   --------  -----------  -------------        ------------ -------------
Ronald H. Deferrari             -          -            -             -                   -            -
Ronald S. Deferrari (1)         -          -      510,000             -                   -            -
Edmond A. Richards (2)     15,000    $73,200      130,000             -                   -            -
Stacy L. Wagner (3)        10,000    $28,700      105,000             -             $11,300            -
Jay N. Sasserath (4)            -          -      100,000             -                   -            -
W. Nicholas Goetz               -          -            -             -                   -            -

*Based on the closing price of the Company's Common Stock on November 30, 1998 as quoted on The Nasdaq Stock Market.

(1) Of the 510,000 stock options held by Mr. Deferrari on November 30, 1998 (a) 110,000 were granted on April 30, 1996, expire on April 30, 1999, and became exercisable on October 30, 1996, at an exercise price of $3.87 per share;
    (b) 150,000 were granted on May 6, 1997, expire on May 6, 2000, and became exercisable on November 6, 1997, at an exercise price of $4.12 per share;
    (c) 125,000
    were granted on August 19, 1997, expire on August 19, 2000, and became exercisable on February 19, 1998, at an exercise price of $6.97 per share; and (d) 125,000 were granted on January 13, 1998, expire on January 13, 2001, and became exercisable on July 13, 1998, at an exercise price of $6.19 per share.

(2) Of the 130,000 stock options held by Mr. Richards on November 30, 1998 (a) 50,000 were granted on May 6, 1997, expire on May 6, 2000, and became exercisable on November 6, 1997, at an exercise price of $4.12 per share;
    (b) 30,000 were granted on August 19, 1997, expire on August 19, 2000, and became exercisable on February 19, 1998, at an exercise price of $6.97 per share; and (c) 50,000 were granted on January 13, 1998, expire on January 13, 2001, and became exercisable on July 13, 1998, at an exercise price of $6.19 per share.

(3) Of the 105,000 stock options held by Ms. Wagner on November 30, 1998 (a) 10,000 were granted on December 26, 1995, expire on December 26, 1998, and became exercisable on June 26, 1996, at an exercise price of $2.62 per share; (b) 50,000 were granted on April 30, 1996, expire on April 30, 1999, and became exercisable on October 30, 1996, at an exercise price of $3.87 per share; (c) 10,000 were granted on June 26, 1996, expire on June 26, 1999, and became exercisable on December 26, 1996, at an exercise price of $5.25 per share; (d) 15,000 were granted on May 6, 1997, expire on May 6, 2000, and became exercisable on November 6, 1997, at an exercise price of $4.12 per share; (e) 10,000 were granted on August 19, 1997, expire on August 19, 2000, and became exercisable on February 19, 1998, at an exercise price of $6.97 per share; and (f) 10,000 were granted on January 13, 1998, expire on January 13, 2001, and became exercisable on July 13, 1998, at an exercise price $6.19 per share.

(4) Of the 100,000 stock options held by Dr. Sasserath on November 30, 1998 (a) 50,000 were granted on August 19, 1997, expire on August 19, 2000, and became exercisable on February 19, 1998, at an exercise price of $6.97; and
    (b) 50,000 were granted on January 13, 1998, expire on January 13, 2001, and became exercisable on July 13, 1998, at an exercise price of $6.19 per share.

                        REPORT BY THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

        The Board of Directors reviews annually the compensation to be paid to the Company's executive officers. In making such review, the Board of Directors evaluates information supplied by management. The compensation provided by the Company to executive officers includes salary, stock options and bonuses. The Company's compensation policies are structured to enable the Company to attract, retain and motivate highly qualified executive officers and to reward contributions to the Company's success. The objective is to provide a management team that will consistently produce superior results for the Company and its shareholders. The Board of Directors negotiates employment agreements, including provisions for salary and bonuses, with each of the Company's executive officers. Currently, pursuant to the Company's employment agreements with its executive officers, each executive officer receives a fixed annual base salary and a bonus equal to a fixed percentage of the Company's net earnings for each fiscal year during the term of the agreement.

        SALARY. The Board of Directors' policy is to negotiate salaries including the salary of Ronald H. Deferrari, the Company's Chairman and former Chief Executive Officer, in relation to the contribution of each incumbent and to grant merit increases based on individual performance. The Board of Directors considers the financial condition of the Company, earnings in an absolute manner and in relation to the previously established business plan, other measures of business success and the degree of difficulty in achieving these levels. Executive officer compensation for the last three years is set forth in the Summary Compensation Table on Page 10.

        STOCK OPTIONS/BONUSES. The Board of Directors believes that providing a portion of an executive's annual incentive compensation in the form of stock options in addition to cash bonuses encourages the executive to share with outside shareholders the goals of increasing the value of the Company's stock and contributing to the success of the Company. The Board of Directors encourages stock ownership by management. Option grants are based upon the contributions of each individual executive toward achievement of corporate and individual goals during the previous fiscal year. Ronald H. Deferrari, the Company's founder and former Chief Executive Officer, has not been granted options to acquire the Company's Common Stock since its inception. Executive officer stock option grants for the last three years are listed in the Summary Compensation Table on Page 10. Similarly, bonus formulae are based on the Company's net earnings, instead of other measures of performance, because net earnings have a significant effect on the market price of the Common Stock.

        In May 1994, the Company entered into a three-year employment agreement with Ronald H. Deferrari, the Company's founder and former Chief Executive Officer. Pursuant to the agreement, Mr. Deferrari receives $150,000 in base salary per year and a bonus equal to 5% of the Company's net earnings, for each fiscal year during the term of the agreement, such bonus not to exceed $100,000. Additionally, Mr. Deferrari receives reimbursement for lease payments and other expenses related to two automobiles. In June 1995, Mr. Deferrari's bonus percentage was decreased from 5% to 3% of the Company's fiscal year net earnings. Mr. Deferrari suggested such decrease so that certain other key employees could receive bonuses without increasing the overall size of the bonus pool. In January 1997, the Board of Directors resolved to permit Mr. Deferrari's employment agreement to renew automatically, in accordance with its terms, for an additional three-year term. Effective October 1, 1998, Mr. Deferrari resigned as Chief Executive Officer, Chief Financial Officer and Treasurer of the Company. See Footnote (3) to the Summary Compensation Table on Page 10.

        In May 1994, the Company entered into a three-year employment agreement with Ronald S. Deferrari. Pursuant to the agreement, Mr. Deferrari receives $136,000 in base salary per year, an annual bonus equal to 5% of the Company's fiscal year net earnings, such bonus not to exceed $150,000, and reimbursement for car-related expenses. The agreement was amended in June 1995 to reflect an increase in Mr. Deferrari's base salary to $160,000 per year, and reimbursement for lease payments and expenses related to two automobiles. In January 1997, the Board of Directors resolved to provide Mr. Deferrari with a new employment agreement for a three-year term, to reflect his promotion to President and to increase his annual bonus compensation cap to $250,000. In October 1998, the agreement was amended to reflect Mr. Deferrari's promotion to Chief Executive Officer, and to address the vesting of options granted under the Plan upon a change in control. Additionally, under the amended agreement, the Board of Directors resolved to remove the annual bonus compensation cap of $250,000. See Footnote (4) to the Summary Compensation Table on Page 10.

        Effective January 22, 1997, the Company entered into an employment agreement with Edmond A. Richards for a three-year term. Under the agreement, Mr. Richards is entitled to receive $146,772 per year in base salary and an annual bonus equal to 0.5% of the Company's fiscal year net earnings, such bonus not to exceed $50,000. On October 1, 1998, the agreement was amended, to address the vesting of options granted under the Plan upon a change in control. See Footnote (5) to the Summary Compensation Table on Page 10.

        The Company entered into an employment agreement with Stacy L. Wagner for a three-year term, commencing as of January 22, 1997. The agreement was amended, effective August 19, 1997, to reflect Ms. Wagner's promotion to Vice President of Finance and Administration. Under the amended agreement, Ms. Wagner is entitled to receive $85,000 per year in base salary and an annual bonus equal to 1% of the Company's fiscal year net earnings, such bonus not to exceed $100,000, plus a monthly car allowance of $600. On October 1, 1998, the agreement was amended, to reflect Ms. Wagner's promotion to Chief Financial Officer, Treasurer and Secretary, and an increase in Ms. Wagner's base salary to $100,000 per year. Additionally, the amended agreement addresses the vesting of options granted under the Plan upon a change in control. See Footnote (6) to the Summary Compensation Table on Page 10.

        Effective October 1, 1998, the Company entered into an employment agreement with Jay N. Sasserath for a three-year term. Under the agreement, Dr. Sasserath is entitled to receive $112,800 per year in base salary and an annual bonus equal to 0.5% of the Company's fiscal year net earnings, such bonus not to exceed $50,000, plus a monthly car allowance of $600. See Footnote (7) to the Summary Compensation Table on Page 10.

         SECTION 162(M). Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation). A covered employee is any employee who appears in the Summary Compensation Table who also is employed by the Company on the last day of the Company's calendar year. The Compensation Committee does not expect the deductibility of compensation paid in 1998 to any executive officer to be affected by Section 162(m). The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

        The Company generally is entitled to a tax deduction upon an employee's exercise of nonqualified options in an amount equal to the excess of the value of the shares on the date of exercise over the exercise price. Such deduction is considered compensation for purposes of the Dollar Limitation with respect to options having an exercise price less than fair market value at the date of grant. Deductibility of compensation in future years to the named executive officers may be affected by the Dollar Limitation if they remain covered employees and exercise options in amounts which would result in compensation to them exceeding the Dollar Limitation in any year. As of December 31, 1998, four named executive officers, Ronald S. Deferrari, Edmond A. Richards, Stacy L. Wagner, and Jay N. Sasserath held then currently exercisable options to acquire 510,000 130,000, 105,000, and 100,000 shares, respectively, of the Company's Common Stock, with values based on the closing price of the Company's Common Stock as reported on The Nasdaq Stock Market of approximately $2,008,125, $511,875, $413,437, and $393,750, respectively. Ronald S. Deferrari, Edmond A. Richards, Stacy L. Wagner and Jay N. Sasserath each have agreed to cooperate with the Company in exercising their options so as to minimize any loss of deductibility due to the Dollar Limitations, however, no assurances can be given in that regard. Ronald H. Deferrari, the Company's Chairman, has not been granted any options to acquire the Company's Common Stock since its inception.

                                              MEMBERS OF THE BOARD OF DIRECTORS:

                                                   Ronald H. Deferrari, Chairman
                                                         Anastasios S. Gianoplus
                                                               Richard T. Heglin
                                                        Lubek Jastrzebski, Ph.D.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of all of the members of the Board of Directors. Stock option grants are considered part of the overall compensation for executive officers and directors of the Company, and members of the Stock Option Committee are granted options pursuant to a specified formula under the Company's 1995 Stock Incentive Plan. Anastasios S. Gianoplus, Lubek Jastrzebski and Richard T. Heglin were all granted stock options during fiscal 1998. See "Committees, Meetings, and Compensation of the Board of Directors," below.

        COMMITTEES, MEETINGS, AND COMPENSATION OF THE BOARD OF DIRECTORS

        The Board of Directors held three meetings during fiscal 1998. In addition to formal meetings of the Board of Directors and its committees, the directors have frequent informal communications among themselves and with other executives regarding Board and Committee issues. The Board of Directors has no standing nominating committee or committee performing similar functions. The entire Board of Directors serves as the Compensation Committee.

        The Audit Committee of the Board of Directors currently consists of Messrs. Gianoplus and Jastrzebski. The Audit Committee has responsibility for reviewing matters involving the retention of auditors, for overseeing internal audit matters, for responding to and resolving issues with the Company's auditors and for reporting on these issues to the Board of Directors for appropriate action. The Audit Committee held one meeting during fiscal 1998.

        The Stock Option Committee of the Board of Directors currently consists of Messrs. Gianoplus and Jastrzebski. The Stock Option Committee has responsibility for administering the Company's stock option plans. Under the terms of the Company's 1995 Stock Incentive Plan, each member of the Committee shall be granted on each June 30 annually, an option to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to 60% of the fair market value of the shares on the date the option is granted. All options proposed to be granted by the Stock Option Committee are approved by the entire Board of Directors prior to grant. The Stock Option Committee held two meetings during fiscal 1998.

        Mr. Gianoplus, Mr. Heglin, and Dr. Jastrzebski are compensated at the rate of $20,000, $15,000, and $15,000 per year, respectively, for services as a director. They are also entitled to reimbursement of expenses. During fiscal 1998, certain directors were granted stock options. Mr. Gianoplus, Dr. Jastrzebski and Mr. Heglin were each granted options to acquire 5,000 shares, on January 13, 1998. The options are exercisable at an exercise price of $6.19. Mr. Gianoplus and Dr. Jastrzebski were each granted options to acquire 5,000 shares on June 30, 1998. The options are exercisable at an exercise price of $3.75.

        Ronald H. Deferrari receives no separate compensation for services as a director.

                                PERFORMANCE GRAPH

        The following graph sets forth the Company's total cumulative shareholder return as compared to The CRSP Total Return Index for The Nasdaq Stock Market (US Companies) Composite Index and the Nasdaq Industrial and Commercial Machinery and Computer Equipment Index for the past five fiscal years. The graph shows the comparative values for $100 invested on November 30, 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                               PLASMA-THERM, INC.

                                    [GRAPH]

                                     LEGEND

SYMBOL    CRSP TOTAL RETURNS INDEX FOR:                11/1993   11/1994  11/1995   11/1996  11/1997   11/1998
------    -----------------------------                -------   -------  -------   -------  -------   -------
______   /box/ PLASMA-THERM, INC.                       100.0     127.6     87.9     101.7    234.5     103.4

 ...___.  /star/Nasdaq Stock Market (US Companies)       100.0     100.2    142.9     174.9    217.8     267.3

-------  /triangle/NASDAQ Stocks (SIC 3500-3599         100.0     112.4    193.9     243.1    301.1     488.1
                   US Companies)
                   Industrial and commercial
                   machinery and computer equipment

NOTES:
     A. The lines represent monthly index levels derived from compounded daily returns that included all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 11/30/1993.

        There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to future stock performance.

        THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE ACTS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On November 1, 1994, Magnetran, Inc. ("Magnetran"), the Company's subsidiary located in New Jersey, entered into a five-year gross lease for approximately 17,750 square feet, with Ronald H. Deferrari, the Company's founder and Chairman of the Board. The premises were leased by Magnetran at an initial annual base rental of $86,841, which escalates 3% annually. At the expiration of the initial term of the lease, Magnetran has an option to renew the lease for five years with a 3% increase each year. The lease rental paid to Ronald H. Deferrari for the year ended November 30, 1998, was approximately $95,000. The Company believes that the terms of the lease are generally as favorable to the Company as could be obtained from unaffiliated third parties.

                        SELECTION OF INDEPENDENT AUDITORS

        The firm of Grant Thornton LLP served as independent public accountants for the Company for its most recently completed fiscal year and has been selected by the Board of Directors to serve in such capacity for the current fiscal year. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

      DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

        The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Shareholders is December 1, 1999. Notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting may exercise discretionary voting power with respect to any such proposal, if received by the Company after February 14, 2000.

                                  OTHER MATTERS

        If any other matters shall come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters which will be brought before the Annual Meeting.

                                            By Order of the Board of Directors

March 29, 1999                              STACY L. WAGNER
                                            SECRETARY

                                                                       EXHIBIT 1

                                   PROPOSAL 1

AMENDMENT TO ARTICLES OF INCORPORATION


        PARAGRAPH 1 AND 3 OF ARTICLE VII OF THE ARTICLES OF INCORPORATION OF THE COMPANY SHALL BE AMENDED TO READ AS FOLLOWS:

        Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than two or more than twelve, the exact number fixed from time to time by affirmative vote of a majority of the directors then in office. The directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the bylaws of the corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2002, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation after fiscal year 1999, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

        Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next shareholders' meeting at which directors are elected, and thereafter shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

AMENDMENT TO BYLAWS

        IN THE EVENT THIS PROPOSAL IS APPROVED BY THE SHAREHOLDERS, CONFORMING CHANGES SHALL BE MADE TO SECTIONS 4 AND 8 OF ARTICLE II OF THE BYLAWS OF THE COMPANY.


                                      E1-1

                               PLASMA-THERM, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Plasma-Therm, Inc. (the "Company") hereby appoints Ronald S. Deferrari and Stacy L. Wagner or any one of them, as proxies of the undersigned, with power of substitution to each, and hereby authorizes them to vote all shares of stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company located at 10050 16th Street North, St. Petersburg, Florida, on Tuesday, May 11, 1999 at 10:00 A.M., local time, and at any adjournment thereof, on the following matters in accordance with the following instructions:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.

               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                     PLASMA-THERM, INC. 1999 ANNUAL MEETING

1.To amend the Company's Articles of [ ] FOR [ ] AGAINST [ ] ABSTAIN
  Incorporation and the Bylaws to provide for classification of the Board of Directors into three classes and to eliminate the ability of the shareholders to fill vacancies on the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1

2.The election of the following directors:

  1 - ANASTASIOS S. GIANOPLUS   2 - RICHARD T. HEGLIN  3 - LUBEK JASTRZEBSKI
  4 - RONALD H. DEFERRARI
                                          [ ] FOR        [ ] WITHHOLD AUTHORITY

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominees in the box provided to the right.)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR PROPOSAL 2

3.In their discretion, the proxies are authorized to vote upon such other business as may properly come before this Meeting or any adjournments or postponements thereof.

                Date __________________             NO. OF SHARES

Address Change?
MARK BOX       [ ]
Indicate changes below:

                                             SIGNATURE(S) IN BOX Please sign
                                             exactly as your name appears on
                                             this Proxy. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee, or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name and
                                             President of other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.